EXHIBIT 3.1

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APEXTALK, INC.", CHANGING ITS NAME FROM  "APEXTALK, INC." TO

"APEXTALK HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF NOVEMBER, A,D. 2007, AT 1:37 O'CLOCK P,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4454121 8100 071216536	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6155001 DATE: 11-13-07

State of Delaware Secretary, of State Division of Corporations Delivered 01:40 PM 11/13/2007 FILED 01:37 PM 11/13/2007 SRV 071216536- 4454121 FILE

CERTIFICATION OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

APEXTALK, INC.

Pursuant to Section 242 of the General Corpotation
Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and sot forth as fbliows:

FIRST:         The name of the corporation Is Apextalk, Inc.

SECOND:    The amendment to the Certificate of Incorporation to be effected hereby is as follows;

Article First of the Certificate of Incorporation, relating to the Name of the corporation is amended to read as follows:

"FIRST: The name of the corporation Is Apextalk Holdings Inc.

THIRD:        The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of sharoholdets pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:     The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of November A.D 2007,

By: /s/ George Ma
Name: George Ma
Title: President

Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY  "APEXTALK HOLDINGS, INC."

IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE

EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTEENTH DAY OF NOVEMBER, A.D. 2007.

    AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "APEXTALK HOLDINGS, INC."  WAS INCORPORATED ON THE SEVENTH

DAY OF NOVEMBER A.D. 2007

    AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

4454121 8300 071219093	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6156668 DATE: 11-13-07

State of Delaware Secretary, of State Division of Corporations Delivered 08:05 PM 11/07/2007 FILED 07:54 PM 11/07/2007 SRV 071202503- 4454121 FILE

CERTIFICATE OF INCORPORATION

OF

Apextalk, Inc.

FIRST:         The name of the corporation Is Apextalk, Inc.

SECOND:    Its registered office and place of business in the State of Delaware is to be located at 3500 South Dupont Highway, Dover, DE. 19901, in the county of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

THIRD:        The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extend as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:     The corporation shall be authorized to issue 1,000,000,000 Shares at 0.001 Par Value

FIFTH:           The name and address of the incorporator is Incorporating Services Ltd., 3500 South Dupont Highway, Dover, DE 19901.

SIXTH:           No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of November A.D 2007,

Incorporating Services, Ltd.

By: Shannon C. McCarty
Shannon C. McCarty
Assistant Secretary